      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998.
                                                    REGISTRATION NO. 333-45455
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                LAMONTS APPAREL, INC.
                (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                              75-2076160
     (State or Other Jurisdiction of        (IRS Employer Identification No.)
     Incorporation or Organization)

                               12413 WILLOWS ROAD N.E.
                              KIRKLAND, WASHINGTON 98034
            (Address, Including Zip Code, of Principal Executive Offices)

                     LAMONTS APPAREL, INC. 1998 STOCK OPTION PLAN
                                         AND
                                 WARRANT AGREEMENT(S)
                              (Full Title of the Plans)

                                 DEBBIE BROWNFIELD
                              12413 WILLOWS ROAD N.E.,
                             KIRKLAND, WASHINGTON 98034
                                   (425) 814-5461
             (Name, Address, Including Zip Code, and Telephone Number,
                     Including Area Code, of Agent For Service)

                                      COPY TO:

                             MICHAEL A. WORONOFF, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         300 SOUTH GRAND AVENUE, SUITE 3400
                           LOS ANGELES, CALIFORNIA 90071
                                   (213) 687-5000
                                --------------------



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                                   EXPLANATORY NOTE

     This Registration Statement covers (i) 1,333,729 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of Lamonts Apparel, Inc. (the "Company"), that may be issued upon the exercise of options granted under the Lamonts Apparel, Inc. 1998 Stock Option Plan (the "Stock Option Plan"), (ii) 375,000 shares of Common Stock which may be reserved by the Company for issuance upon exercise of options granted under the Stock Option Plan, and (iii) 381,065 shares of Common Stock that may be issued upon the exercise of 25,404 Class C Warrants to be issued, on a pro rata basis, to holders of options under the Stock Option Plan. Pursuant to Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Company will deliver a prospectus meeting the requirements of Part I of Form S-8, as amended, to all participants in the Plans.


PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the "Commission"):

(a) The Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's most recent fiscal year; and

(c) The description of the Common Stock and the Class C Warrants which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 2, 1998.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit or proceeding. Article VIII of the Company's Amended and Restated Bylaws provides that the Company shall indemnify all persons that are officers and directors of the Company on or after January 31, 1998 to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

     The officers and directors of the Company will each enter into indemnification agreements (the "Indemnification Agreements") with the Company pursuant to which the Company will indemnify, to the fullest extent permitted by applicable law, such officer or director against liabilities and expenses incurred by such officer or director in any proceeding or action because such officer or director is or was a director, officer, employee or agent of the Company and certain other circumstances. The Indemnification Agreements are in addition to the indemnification provided in the


                                         II-2

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Company's Amended and Restated Bylaws.  In neither case will indemnification be provided if prohibited under applicable law. Individuals not entering into indemnification agreements will remain entitled to the indemnification provisions of the Company's Amended and Restated Bylaws and as otherwise provided by law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.   EXHIBITS.

     EXHIBIT NO.    DESCRIPTION

     4.1*           Specimen Class A Common Stock certificate.

     4.2*           Specimen Class B Common Stock certificate.

     4.3* Warrant Agreement dated January 31, 1998 entered into between the Company and Norwest Bank Minnesota, N.A., as Warrant Agent.

     4.4* Warrant Agreement dated January 31, 1998 entered into between the Company and Specialty Investment I LLC.

     4.5* Form of Warrant Agreement dated January 31, 1998 entered into between the Registrant and each of Alan R. Schlesinger, Loren R. Rothschild, Debbie A. Brownfield, E.H. Bulen and Gary Grossblatt.

     4.6* Warrant Agreement dated January 31, 1998 between the Company and Gordian Group LLP.

     5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Common Stock being registered.

     23.1*          Consent of Coopers & Lybrand LLP.


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     23.2*     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
               Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this registration statement).

     99.1* Modified and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

     99.2* Supplemented and Restated Disclosure Statement (As Amended) re Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.
     ______________
     *    Previously filed.


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the


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

          Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that


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

in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Schlesinger and Loren R. Rothschild, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on this 12th day of February, 1998.

                         LAMONTS APPAREL, INC.



                         By:   /s/ ALAN R. SCHLESINGER
                              ------------------------------------------------
                              Name:     Alan R. Schlesinger
                              Title:    Chairman of the Board, President
                                        and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                           Date
---------                          -----                           ----

/s/ ALAN R. SCHLESINGER
-----------------------  Chairman of the Board, President,     February 12, 1998
Alan R. Schlesinger      Chief Executive Officer and
                         Director (Principal Executive
                         Officer)

/s/ LOREN R. ROTHSCHILD
-----------------------  Vice Chairman of the Board            February 12, 1998
Loren R. Rothschild      and Director

/s/ DEBBIE A. BROWNFIELD
------------------------ Executive Vice President,             February 12, 1998
Debbie A. Brownfield     Chief Financial Officer
                         and Secretary (Principal
                         Financial Officer and
                         Principal Accounting Officer)

/s/ PAUL M. BUXBAUM
----------------------   Director                              February 12, 1998
Paul M. Buxbaum

/s/ STANFORD SPRINGEL
----------------------   Director                              February 12, 1998
Stanford Springel


----------------------   Director                              February  , 1998
John J. Wiesner

                                    EXHIBIT INDEX


     Exhibit No.    Description
     -----------    -----------

     4.1*           Specimen Class A Common Stock certificate.

     4.2*           Specimen Class B Common Stock certificate.

     4.3* Warrant Agreement dated January 31, 1998 entered into between the Company and Norwest Bank Minnesota, N.A., as Warrant Agent.

     4.4* Warrant Agreement dated January 31, 1998 entered into between the Company and Specialty Investment I LLC.

     4.5* Form of Warrant Agreement dated January 31, 1998 entered into between the Registrant and each of Alan R. Schlesinger, Loren R. Rothschild, Debbie A. Brownfield, E.H. Bulen and Gary Grossblatt.

     4.6* Warrant Agreement dated January 31, 1998 between the Company and Gordian Group LLP.

     5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Common Stock being registered.

     23.1*          Consent of Coopers & Lybrand LLP.

     23.2* Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this registration statement).

     99.1* Modified and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.


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


     99.2* Supplemented and Restated Disclosure Statement (As Amended) re Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.
     ______________
     *    Previously filed.


                                        II-10